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CERTIFICATE OF INCORPORATION OF A PUBLIC LIMITED COMPANY

Company No. 5044510

The Registrar of Companies for England and Wales hereby certifies that

BROKER NETWORK HOLDINGS PLC

is this day incorporated under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, Cardiff, the 16th February 2004

N05044510M

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985